THE GLENMEDE FUND, INC.
Registration No. 811-5577
FORM N-SAR
      Annual Period
Ended October 31, 2014


SUB-ITEM 77C: Submission of matters to a vote of security holders.

Pursuant to a Consent of Sole Shareholder of the Mid Cap Equity Portfolio dated
September 30, 2014, The Glenmede Trust
Company, N.A., as sole shareholder,
approved the following matter with regards to the Mid Cap Equity Portfolio: the form, terms and provisions of the Investment
Advisory Agreement between The
Glenmede Fund, Inc. and Glenmede
Investment Management LP.



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